ADDITIONAL DEFINITIVE PROXY SOLICITING MATERIALS

Update Regarding Special Meeting of the Monetta Trust Intermediate Bond Fund Shareholders

The Special Meeting of Shareholders originally scheduled for January 25, 2007 has been adjourned until February 12, 2007 to provide more time for shareholders to vote.

The Special Meeting of Shareholders will take place February 12, 2007 at 4:00 p.m. CST at the Trust’s offices located at 1776-A South Naperville Road, Suite 100, Wheaton Illinois 60187.

We encourage you to vote as soon as possible.  If you cannot locate your proxy materials or would like assistance casting your vote, please call us toll-free at 866-964-4683. A Monetta representative will be pleased to assist you.

Monetta Trust

January 25, 2007

Dear Fellow Shareholder:

We recently sent you proxy materials for Monetta Intermediate Bond Fund. As of the date of this letter, we have not received your vote.   If you have already submitted your vote, please disregard this notice.

You still have time to vote! The Special Meeting of Shareholders originally scheduled for January 25, 2007 has been adjourned until February 12, 2007 to provide more time for shareholders to vote.

As noted in the proxy statement, the Fund has one proposal up for vote. Shareholders of the Funds are being asked to take action on the following item:

1.

Approval of the proposed investment sub-advisory agreement between Monetta Financial Services, Inc. and Belle Haven Investments, L.P., under which Belle Haven will continue to provide investment sub-advisory and management services to the Fund.

The Board of Trustees unanimously recommends approving the proposal.

We encourage you to vote as soon as possible using one of the options below.

•      Log on to the Internet site shown on your proxy card(s) and follow the on-screen instructions; or

•      Call the toll-free telephone number shown on your proxy card(s) and follow the recorded instructions; or

•      Mark, sign and mail the enclosed proxy card(s) in the postage-paid envelope provided.

Voting by Internet or telephone is faster and makes it easier for the Funds to process your vote.

If you cannot locate your proxy materials or have questions about the proxy statement, please call us toll-free at 1-866-964-4683.

Thank you for your time and attention to this important matter.

Sincerely,

/s/ Robert S. Bacarella
Robert S. Bacarella
President and Trustee

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

1776-A South Naperville Rd., Suite 100, Wheaton, IL 60187

Monetta Trust

 January 25, 2007

Dear Fellow Shareholder:

We recently sent you proxy materials for Monetta Intermediate Bond Fund. As of the date of this letter, we have not received your vote.   If you have already submitted your vote, please disregard this notice.

You still have time to vote! The Special Meeting of Shareholders originally scheduled for January 25, 2007 has been adjourned until February 12, 2007 to provide more time for shareholders to vote.

As noted in the proxy statement, the Fund has one proposal up for vote. Shareholders of the Funds are being asked to take action on the following item:

2.

Approval of the proposed investment sub-advisory agreement between Monetta Financial Services, Inc. and Belle Haven Investments, L.P., under which Belle Haven will continue to provide investment sub-advisory and management services to the Fund.

The Board of Trustees unanimously recommends approving the proposal.

We encourage you to vote as soon as possible by marking, signing and mailing the enclosed proxy card(s) in the postage-paid envelope provided.

If you cannot locate your proxy materials or have questions about the proxy statement, please call us toll-free at 1-866-964-4683.

Thank you for your time and attention to this important matter.

Sincerely,

/s/ Robert S. Bacarella
Robert S. Bacarella
President and Trustee

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

1776-A South Naperville Rd., Suite 100, Wheaton, IL 60187